UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2004

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2004, River Lake Insurance Company II (“River Lake II”), a special purpose financial captive insurance company wholly-owned by First Colony Life Insurance Company (“First Colony”), itself a wholly owned subsidiary of Genworth Financial, Inc., issued $300,000,000 in aggregate principal amount of floating rate surplus notes due 2035 (the “Notes”). The Notes are direct financial obligations of River Lake II and are not guaranteed by First Colony or by us.

The Notes were issued by River Lake II to fund statutory reserves required by the Valuation of Life Insurance Policies Regulation (Regulation XXX). River Lake II has reinsured on a 90% coinsurance basis from First Colony certain term life insurance having guaranteed level premiums. The Notes have been sold to Lehman Brothers Inc. for deposit into certain Delaware trusts that will issue money market securities. The principal and interest payments due on the money market securities will be insured by a third party insurance company. The holders of the Notes cannot require repayment from us or any of our subsidiaries, other than River Lake II, the direct issuer of the Notes. First Colony has agreed to indemnify River Lake II and the third party insurer for certain limited costs.

Interest on the principal amount of the Notes shall accrue at a floating rate of interest determined every 28 days and be payable at the end of each 28-day period. Any payment of principal of, including by redemption, or interest on the Notes may only be made with the prior approval of the Director of Insurance of the State of South Carolina in accordance with the terms of its licensing order and in accordance with applicable law. The holders of the Notes have no rights to accelerate payment of principal of the Notes under any circumstances, including without limitation, for nonpayment or breach of any covenant. River Lake II reserves the right to repay the Notes at any time, subject to prior regulatory approval.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2004, our Board of Directors adopted amendments to our Amended and Restated Bylaws to clarify that our Chairman has the authority to appoint officers, except for our Chairman, President, Presidents of our operating segments, Chief Financial Officer and General Counsel, each of whom must be chosen by the Board of Directors. Several minor technical and conforming changes also were made to ensure internal consistency. The amendments took effect upon adoption by the Board of Directors.

The Amended and Restated Bylaws, as amended on December 1, 2004, are attached as Exhibit 3.2 to this report and are incorporated by reference into this Item 5.03.

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Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2004

GENWORTH FINANCIAL, INC.

By:	/s/ Richard P. McKenny
Richard P. McKenney
Senior Vice President – Chief Financial Officer

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Exhibit Index

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.